UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 27, 2009


                           AMERICAN EXPRESS COMPANY
            (Exact name of registrant as specified in its charter)

         New York                      1-7657                 13-4922250
-----------------------------  ------------------------    -------------------
(State or other jurisdiction   (Commission File Number)     (IRS Employer
     of incorporation)                                      Identification No.)


       200 Vesey Street, World Financial Center
                 New York, New York                        10285
       ----------------------------------------          ----------
       (Address of principal executive offices)          (Zip Code)


      Registrant's telephone number, including area code: (212) 640-2000

                                      None
              --------------------------------------------------
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         Written communications pursuant to Rule 425 under the Securities Act
----     (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act
----     (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the
----     Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the
----     Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

     American Express Company (the "Company") is furnishing the following information under Item 7.01 - Regulation FD Disclosure:


        On January 26, 2009, the Company issued its press release announcing its results for the quarter and year ended December 31, 2008, and its 2008 Fourth Quarter/Full Year Earnings Supplement. Subsequent to that date, the Company determined that adjustments were required as a result of a calculation error impacting the amount of ineffectiveness recorded for its fair value hedges. The adjustments resulted in a $108 million reduction in Other Expenses, net, and an increase of $68 million in Net Income. Net Income for the quarter and year ended December 31, 2008, was $240 million and $2.70 billion, respectively, compared to the $172 million and $2.63 billion, respectively, announced on January 26th. Earnings Per Share - Diluted for the quarter and year ended December 31, 2008, increased to $0.21 and $2.33, respectively, from $0.15 and $2.27, respectively.

Changes to previously announced segment income (loss) affected by these adjustments described above are as follows:


     ------------------------- ----------------------- -------------------
     (Millions)
                                      Segment               Segment
                                      Income (Loss) -       Income (Loss) -
                                 Previously Announced     As Adjusted
     ------------------------- ----------------------- -------------------
     Three months
     ended 12/31/2008
     ------------------------- ----------------------- -------------------
     U.S. Card Services                 $4                    $64
     ------------------------- ----------------------- -------------------
     Global Commercial                $(18)                   $(7)
     Services
     ------------------------- ----------------------- -------------------
     Year ended 12/31/2008
     ------------------------- ----------------------- -------------------
     U.S. Card Services               $792                   $852
     ------------------------- ----------------------- -------------------
     Global Commercial                $494                   $505
     Services
     ------------------------- ----------------------- -------------------

In addition to the impacts on the two reporting segments shown above, the Corporate segment net income decreased by approximately $2 million.

The adjustments discussed above have been reflected in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission on February 27, 2009.


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





                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AMERICAN EXPRESS COMPANY
                                        (REGISTRANT)






                                        By:    /s/ Stephen P. Norman
                                        Name:  Stephen P. Norman
                                        Title: Secretary

DATE:   February 27, 2009




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